UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520

Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2016, Great Basin Scientific, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to be listed on The Nasdaq Capital Market under the symbol “GBSN” during the 180-day grace period. The Company is considering its options for regaining compliance to allow for continued listing on The Nasdaq Capital Market and intends to take appropriate action before the end of the 180-day grace period, including a potential reverse stock split to be considered by the Company’s shareholders at the Company’s annual meeting to be held on September 12, 2016.

The Letter states that the Company has until February 27, 2017 to demonstrate compliance by maintaining for a minimum of ten consecutive business days a minimum closing bid price of at least $1.00.

In the event the Company does not regain compliance with the Bid Price Rule within the 180-day grace period, it may be eligible to receive an additional 180-day grace period; provided, that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and provides written notice of its intention to cure the Bid Price Rule deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary.

If it appears to the Nasdaq staff that the Company will not be able to cure the deficiency of the Bid Price Rule or if the Company is not otherwise eligible for the additional grace period, the Company’s common stock will be subject to delisting by Nasdaq.

This Form 8-K may be deemed to contain forward-looking statements, including forward-looking statements about the continued listing of the Company's stock on The Nasdaq Capital Market and the intention of the management of the Company to allow for the continued listing of the Company’s common stock on The Nasdaq Capital Market.  Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, among other things, actions that could be taken by members of the Nasdaq staff and any exercise of discretion by members of the Nasdaq staff with respect to compliance by the Company with the Nasdaq Listing Rules, the general direction of stock prices in the United States and in the Company’s industry, the demand for the Company’s products, the ability of the Company to produce the products to meet the demand, the Company’s ability to raise funds to meet its ongoing obligations and implement its current plan of operations, global economic conditions and uncertainties in the geopolitical environment, and other risk factors set forth in the Company’s most recent reports on Form 10-K and Form 10-Q. Any forward-looking statements in this Form 8-K are based on limited information currently available to the Company, which is subject to change, and the Company will not necessarily update the information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 6, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer